Exhibit 99.2

Financial Statements (Unaudited)

Graphic Sciences, Inc.

December 31, 2019 and 2018

GRAPHIC SCIENCES, INC.

Balance Sheets

December 31, 2019 and September 30, 2019

	December 31, 2019 (Unaudited)	September 30, 2019

ASSETS
Current Assets
Cash	$170,274	$63,122
Accounts receivable	892,371	747,773
Accounts receivable - unbilled	286,625	244,830
Other receivable	165,195	50,898
Employee advances	11,130	11,238
Parts and supplies - net	100,948	95,104
Prepaid expenses	110,654	103,677
Total current assets	1,737,197	1,316,642

Property and Equipment, at cost
Leasehold improvements	66,038	66,038
Office equipment	653,889	641,966
Production equipment	1,514,864	1,514,864
	2,234,791	2,222,868
Less: accumulated depreciation	1,481,537	(1,450,105)
Total property and equipment	753,254	772,763

Other Assets	19,959	16,779

TOTAL ASSETS	$2,510,410	$2,106,184

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of credit	$-	$-
Accounts payable	63,827	83,036
Accrued compensation, withholdings and taxes	183,568	221,088
Other accrued expenses	517,517	101,028
Customer deposits	16,945	-
Deferred service contract revenue	44,480	66,306
Current portion of capital lease obligations	64,314	68,532
Current portion of notes payable	-	290,595
Total current liabilities	890,651	830,585

Noncurrent Liabilities
Deferred income taxes	167,300	157,600
Capital lease obligations	194,718	211,212
Notes payable - shareholders	556,401	556,401
Total liabilities	1,809,070	1,755,798

Shareholders’ Equity
Common stock	1,000	1,000
Additional paid-in capital	24,000	24,000
Retained earnings (deficit)	676,340	325,386
Total shareholders’ equity	701,340	350,386

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,510,410	$2,106,184

The accompanying notes are an integral part of the financial statements.

1

GRAPHIC SCIENCES, INC.

Statement of Operations and Accumulated Earnings (Deficit)

Three Months Ended December 31, 2019 and 2018

(Unaudited)

	2019	2018

Sales	$1,837,610	$1,287,383

Cost of Sales	1,021,316	944,601

Gross profit	816,294	342,782

Selling, General and Administrative Expenses	322,610	268,256

Operating income	493,684	74,526

Other Expense, net	(26,295)	(44,676)

Income (Loss) Before Income Taxes	467,389	29,850

Income Taxes	116,435	7,500

Net Income (Loss)	350,954	22,350

Accumulated Deficit - Beginning of Year	325,386	(316,503)

Accumulated Earnings (Deficit) - End of Year	$676,340	$(294,153)

The accompanying notes are an integral part of the financial statements.

2

GRAPHIC SCIENCES, INC.

Statement of Cash Flows

Three Months Ended December 31, 2019 and 2018

(Unaudited)

	2019	2018

Cash Flow Provided From Operating Activities
Net income (loss)	$350,954	$22,350
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	31,432	38,550
Gain on sale of property and equipment	-	-
Deferred income taxes	11,020	17,900
Changes in operating assets and liabilities:
Accounts receivable	(144,598)	(172,475)
Accounts receivable, unbilled	(41,795)	(68,149)
Other receivable	(114,297)	-
Employee advances	108	(1,247)
Inventories	(5,844)	3,544
Prepaid expenses	(6,977)	16,807
Deposits	(4,500)	(4,500)
Accounts payable	(19,209)	(408)
Accrued compensation and related withholdings and taxes	(37,520)	-
Other accrued expenses	126,839	10,322
Customer deposits	16,000	(11,282)
Deferred service contract revenue	(21,826)	(21,274)
Total adjustments	(211,167)	(192,212)
Net cash flow provided by (used in) operations	139,787	(169,862)

Cash Flow Used in Investing Activities
Acquisition of property and equipment	(11,923)	(8,511)
Proceeds from sale of property and equipment	-	-
Net cash used in investing activities	(11,923)	(8,511)

Cash Flow Provided From (Used In) Financing Activities
Borrowings (repayments) on line of credit - net	-	94,065
Payments on notes payable	(15,707)	(5,933)
Payments on capital lease obligations	(5,005)	-
Net cash (used in) provided by financing activities	(20,712)	88,132

Increase in cash	107,152	(90,241)

Cash - Beginning of Year	63,122	110,708

Cash - End of Year	$170,274	$20,467

Supplemental Financial Information
Interest paid	$71,432	$28,056

The accompanying notes are an integral part of the financial statements.

3

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Nature and Scope of Business

Graphic Sciences, Inc. (the Company), with locations in Madison Heights, Oak Park, and Traverse City, Michigan, is a closely held Michigan corporation whose principal business activities consist of providing document imaging services and the sale and service of related document imaging equipment and software to customers located principally in Michigan, Ohio, and Indiana.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is done based on agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Accounts receivable unbilled represent services performed but not billed as of the reporting date.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible and an additional allowance based on certain percentages of the aged receivables, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At December 31, 2019 and September 30, 2019, management believes all accounts to be collectible and therefore no allowance for doubtful accounts has been recorded.

Inventory – Parts and Supplies

Inventories are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Inventory consistent of parts and supplies used for scanning services. A provision for potentially obsolete or slow-moving inventory to is made based on inventory levels, future sales forecasted and management’s judgment of potentially obsolete inventory. The Company recorded an allowance of $34,500 and $30,000 at December 31, 2019 and September 30, 2019, respectively.

4

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line and declining balance methods over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Leasehold improvements	3 - 10 years
Office equipment	3 - 10 years
Production Equipment	3 - 10 years

Depreciation expense was approximately $31,432 and $38,550 for the three month periods ended December 31, 2019 and 2018, respectively.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. Service contract payments received in advance are recorded as deferred revenue and are recognized over the term of the associated contract.

Shipping and Handling Costs

Shipping and handling costs are charged to cost of sales in the statements of operations and accumulated earnings (deficit).

Rent Expense

Rental expense for leases that contain a predetermined fixed escalation of the minimum rent is recognized on a straight-line basis over the term of the lease. The difference between the recognized rental expense and the amounts payable under the lease is recorded as a component of other accrued expenses within the accompanying balance sheets.

5

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP. The accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.

The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50%; the terms “examined” and “upon examination” also include resolution of the related appeals or litigation processes, if any. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the “more likely than not” recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

New Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 clarifies the accounting principles for recognizing contract revenue between a vendor and a customer for the provision of goods and services. The update is effective for the Company for annual periods beginning after December 15, 2018. Management is in the process of determining the effect of this change on its accounting and financial statement disclosures.

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2020. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at financial institutions which may exceed federally insured amounts at various times.

6

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Line of Credit

The Company has a Security Agreement (LSA) with a third party that provides credit facilities for 1) a revolving line of credit and 2) a convertible line of credit.

A description of each line is as follows:

●	Revolving Line of Credit - The line provides for $800,000 of formula based borrowings that bear interest at the current prime rate plus 3% (effective annual rate of 8% at September 30, 2019). Any outstanding borrowings are due on demand and the line expires March 31, 2021.

●	Convertible Line of Credit - The line provides for maximum borrowings of $100,000 to provide financing for new racking and $85,000 for property and equipment. Any borrowings immediately reduce the available revolving line of credit and convert to term loans, which will amortize over a period of 36 months and will bear interest at the current prime rate plus 3%. Draws on this line can be made through March 31, 2021. There were no outstanding borrowings on this line of credit at September 30, 2019 and 2018.

Under the LSA, the credit facilities are collateralized by all Company assets and are guaranteed by certain shareholders. The LSA requires that the Company shall not incur additional principal indebtedness with another lender. The LSA also requires a monthly loan processing fee of 0.25% of the average monthly loan balance outstanding and a 0.15% underutilization fee.

7

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Capital Lease Obligations

The Company leases certain equipment under a capital lease obligation that matures in 2023.

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of December 31, 2019 are as follows:

2020	$80,130
2021	80,130
2022	80,130
2023	53,420

Total minimum lease payments	293,810
Less: amount representing interest (at 7% per annum)	(34,778)

Present value of net minimum lease payments	259,032
Less: current maturities of capital lease obligations	(64,314)

Long-term capital lease obligations	$194,718

Notes Payable - Shareholders

The Company has promissory notes payable to its shareholders that are due on demand with interest payable monthly at an annual rate of 12.25%. These notes are subordinated to the Company’s external financing. Interest expense on these notes totaled approximately $17,000 for each the years ended December 31, 2019 and 2018. Accrued interest on these notes payable totaled approximately $248,000 and $370,000 at December 31, 2019 and 2018, respectively, and was included in accrued interest – shareholders on the accompanying balance sheet. The debt is classified as long-term as in the accompanying balance sheet.

Income Taxes

The tax effect of temporary differences related to the deferred taxes shown on the balance sheet (deferred tax assets are shown in other noncurrent assets on accompanying balance sheet) are as follows at December 31:

	2019	2018

Deferred tax assets
Expenses not currently deductible for tax purposes	$12,300	$5,900
Net operating loss carryforward	-	120,100
Section 179 depreciation carryforward	-	65,800
	12,300	191,800

Deferred tax liability
Excess of tax over financial reporting depreciation	(179,600)	(191,800)

Net deferred tax (liabilities) assets	$(167,300)	$-

Income tax expense differs from the amount expected by applying statutory rates to net income (loss) before taxes principally due to accrued rent and the rates at which the deferred tax assets and liabilities are realized or expected to be realized.

Commitments

Operating Leases

The Company leases its operating facilities under three long-term operating leases expiring through August 2026, and transportation equipment under long-term operating lease agreements that expire through October 2022. The Company also periodically leases other office and storage space on a month-to-month basis.

8

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Commitments (continued)

Operating Leases (continued)

The Company is responsible for maintenance, taxes and other expenses associated with the leased property. Minimum annual rentals are as follows:

2020	$704,000
2021	719,000
2022	595,000
2023	594,000
2024	551,000
Thereafter	908,000

Total	$4,071,000

Total lease expense amounted to approximately $185,000 and $164,000 for the three months ended December 31, 2019 and 2018, respectively.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the three months ended December 31, 2019 or 2018.

Concentration of Credit Risk

A limited number of the Company’s customers have individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a materially adverse effect on the financial position, results of operations, and cash flows in the period in which such changes or events occur. The Company had one customer that accounted for approximately 77% and 65% of sales during the year ended December 31, 2019 and 2018, respectively. At December 31, 2019 and 2018, the Company had one customer who accounted for approximately 78% and 67% of accounts receivable.

Subsequent Events

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As a result of the spread of COVID-19, economic uncertainties have arisen that are likely to negatively impact the results of operations. However, the Company cannot reasonably estimate at this time the specific extent, duration or full impact that the COVID-19 pandemic will have on its financial condition and operations.

9

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Subsequent Events (continued)

On March 2, 2020, 100% of the Company’s capital stock was sold for a purchase price of approximately $3,500,000 subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earn out payments of up to an aggregate of $2,500,000 will be receivable to the sellers over three years if certain gross profit levels are achieved.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

10